Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

Second Quarter 2026 Financial Results

Reduces year-over-year inventory by $44.5 million and year-over-year debt by $26 million

Reaffirms full-year 2026 Guidance

WEST JORDAN, Utah, September 1, 2026—Sportsman’s Warehouse Holdings, Inc. (“Sportsman’s Warehouse” or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen weeks ended August 1, 2026.

“I was pleased with our second quarter performance, despite a challenging consumer environment. While our customers continue to be selective with discretionary spending, we are encouraged by the progress we are making to strengthen Sportsman’s Warehouse and position the business for long-term profitable growth,” said Paul Stone, President and Chief Executive Officer of Sportsman’s Warehouse. “Our teams have moved with urgency to improve our value proposition, strengthen in-stocks, sharpen our assortment and localization, and deliver a better experience across our stores and digital channels, helping drive nearly 7% growth in our Hunting and Shooting Sports department during the quarter.”

“We enter the important fall and holiday seasons with our healthiest inventory position in years, more relevant merchandise, and a stronger balance sheet. While significant work remains, we are building momentum and remain confident in our plans for the second half of the year and our long-term opportunity to establish Sportsman's Warehouse as the leading retailer that combines national scale with local relevance.”

For the thirteen weeks ended August 1, 2026:

•
Net sales increased 0.6% to $295.6 million, compared to $293.9 million in the second quarter of fiscal year 2025, while same stores sales in the quarter were flat. Same store sales performance was driven primarily by a 6.7% gain in Hunting and Shooting Sports, led by Firearms and Ammunition, with some additional event-driven demand. Same store sales in our Optics, Electronics, Accessories and Other department increased by 1.0%, compared with the second quarter of fiscal year 2025. Our other categories declined, reflecting continued pressure on the U.S. consumer, and drought conditions in the western U.S. pressuring the fishing department.
•
Gross profit was $96.0 million, or 32.5% of net sales, compared to $93.9 million, or 32.0% of net sales, in the second quarter of fiscal year 2025. The increase, as a percentage of sales, was primarily due to more disciplined inventory management reducing overall freight expense and a one-time tariff benefit, partially offset by category mix shift.
•
Selling, general, and administrative (“SG&A”) expenses were $97.1 million, or 32.9% of net sales, compared to $97.2 million, or 33.1% of net sales, in the second quarter of fiscal year 2025. The decrease in SG&A expenses was primarily driven by decreased depreciation expense.

•
Net loss was $(4.4) million, compared to a net loss of $(7.1) million in the second quarter of fiscal year 2025. Adjusted net loss was $(3.1) million compared to an adjusted net loss of $(4.7) million in the second quarter of fiscal year 2025 (see “Non-GAAP and Other Financial Measures”).
•
Adjusted EBITDA was $8.7 million, compared to $8.3 million in the second quarter of fiscal year 2025 (see “Non-GAAP and Other Financial Measures”).
•
Diluted loss per share was $(0.11) compared to a diluted loss per share of $(0.18) in the second quarter of fiscal year 2025. Adjusted diluted loss per share was $(0.08) compared to adjusted diluted loss per share of $(0.12) in the second quarter of fiscal year 2025 (see “GAAP and Non-GAAP Financial Measures”).

For the twenty-six weeks ended August 1, 2026:

•
Net sales were $551.7 million, an increase of 1.6%, compared to the first six months of fiscal year 2025. The net sales increase was primarily due to increased sales in our Hunting and Shooting Sports department led by firearms and ammunition, with some additional event-driven demand. Additionally, sales in our Fishing department are up nearly 1%. This increase led to a same store sales increase of 1.0% compared to the first six months of fiscal year 2025.
•
Gross profit was $171.8 million or 31.1% of net sales, compared to $169.6 million or 31.2% of net sales for the first six months of fiscal 2025. This decrease, as a percentage of net sales, was primarily due to unfavorable department level mix and rates, partially offset by lower freight from improved inventory management and a one-time tariff benefit.
•
SG&A expenses decreased to $191.0 million or 34.6% of net sales, compared with $192.4 million or 35.4% of net sales for the first six months of fiscal year 2025, due to a decrease in depreciation expense, partially offset by increases in rent and other operating expenses.
•
Net loss was $(26.3) million, compared to net loss of $(28.3) million in the prior year period. Adjusted net loss was $(18.2) million, compared to adjusted net loss of $(20.3) million in the first six months of fiscal year 2025 (see “GAAP and Non-GAAP Financial Measures”).
•
Adjusted EBITDA was $0.6 million compared to $(0.7) million in the first six months of fiscal year 2025 (see “GAAP and Non-GAAP Financial Measures”).
•
Diluted loss per share was $(0.68), compared to diluted loss per share of $(0.74) in the first six months of fiscal year 2025. Adjusted diluted loss per share was $(0.47), compared to adjusted diluted loss per share of $(0.53) in the corresponding prior-year period (see “GAAP and Non-GAAP Financial Measures”).

Balance sheet and capital allocation highlights as of August 1, 2026:

•
The Company ended the second quarter with net debt of $167.0 million, comprised of $2.0 million of cash on hand, $43.9 million of net borrowings outstanding under the Company’s term loan facility and $125.1 million of net borrowings outstanding under the Company’s revolving credit facility. Total inventory at the end of the second quarter was $399.0 million, a decrease of $44.5 million compared to last year, reflecting our strategy to improve seasonally timed inventory and gain additional efficiency in our operating model.
•
Total liquidity was $105.0 million as of the end of the second quarter of fiscal year 2026, comprised of $103.0 million of availability on the term loan and revolving credit facilities and $2.0 million of cash and cash equivalents.

Fiscal Year 2026 Outlook:

For fiscal year 2026, the Company is reiterating its guidance and estimates same store sales to be in the range of down 1.0% to up 2.0% and adjusted EBITDA to be in the range of $30 million to $36 million. The Company also expects capital expenditures for 2026 to be in the range of $20 million to $25 million, primarily consisting of technology investments and general store maintenance. There are no new store openings planned for 2026.

“We made meaningful progress in the second quarter, with sales essentially flat, a 50-basis-point improvement in gross margin and continued disciplined management of expenses and inventory,” said Jennifer Fall Jung, Chief Financial Officer of Sportsman’s Warehouse. “Our inventory is down $44.5 million, or 10%, year over year, and we reduced net debt by $26 million while maintaining $105 million of liquidity. These improvements reflect the team’s focus on working capital, cost discipline and positioning the business for the back half of the year. While we continue to operate in a challenging consumer environment, we are entering the second half of the year with a healthier balance sheet, improved inventory efficiency and a refreshed assortment. We remain committed to generating positive free cash flow, reducing debt and creating a stronger financial foundation for sustainable, profitable growth.”

The Company has not reconciled expected adjusted EBITDA for fiscal year 2026 to GAAP net income because the Company does not provide guidance for net (loss) income and is not able to provide a reconciliation to net (loss) income without unreasonable effort. The Company is not able to estimate net (loss) income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from adjusted EBITDA.

Conference Call Information:

A conference call to discuss second quarter 2026 financial results is scheduled for September 1, 2026, at 5:00 PM Eastern Time. The conference call will be held via webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP and Other Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus management transition costs, executive retention costs, legal accrual, valuation allowance, and income tax expense (benefit). Net (loss) income is the most comparable GAAP financial measure to adjusted net (loss) income. The Company defines adjusted diluted (loss) earnings per share as adjusted net (loss) income divided by diluted weighted average shares outstanding. Diluted (loss) earnings per share is the most comparable GAAP financial measure to adjusted diluted (loss) earnings per share. The Company defines adjusted EBITDA as net (loss) income plus interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, management transition costs, executive retention costs and legal accrual. Net (loss) income is the most comparable GAAP financial measure to adjusted EBITDA. The Company has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Financial Measures” in this release.

The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Management uses this information as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s management believes that these non-GAAP financial measures allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

As noted above, the Company has not provided a reconciliation of fiscal year 2026 guidance for adjusted EBITDA, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures, including stock-based compensation expense and income tax expense (benefit) that are difficult to predict in order to include in a GAAP estimate. The Company defines net debt as borrowings outstanding under the Company’s revolving credit facility and term loan facility less cash and cash equivalents. The Company defines total liquidity as total availability under the Company’s revolving credit facility plus cash and cash equivalents.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our efforts to generate positive free cash flow, reduce debt and create a stronger financial foundation for sustainable, profitable growth; our expectations regarding momentum in our business and our ability to establish the Company as a leading retailer that combines national scale with local relevance; the impact of our strategic initiatives; and our guidance for Adjusted EBITDA, as well as same store sales and capital expenditures for fiscal year 2026 and the number of store openings in 2026. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may negatively impact the demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model, which is impacted by general economic and market conditions such as elevated interest rates, inflationary pressures and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause its operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s long-term strategy to open new stores in future periods, which may not be successful; the costs to close underperforming stores, if the Company decides to do so, which costs may be significant; stringent and evolving U.S. obligations related to data privacy and security; impact of general macroeconomic conditions, such as labor shortages, inflation, elevated interest rates, the impacts of tariffs and trade disputes, economic slowdowns, and recessions or market corrections; and other factors that are set forth in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 31, 2026, which was filed with the SEC on March 31, 2026, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Strategic Programs & Investor Relations

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Thirteen Weeks Ended

	August 1, 2026	% of net sales	August 2, 2025	% of net sales	YOY Variance
Net sales	$295,583	100.0%	$293,899	100.0%	$1,684
Cost of goods sold	199,573	67.5%	199,950	68.0%	(377)
Gross profit	96,010	32.5%	93,949	32.0%	2,061

Operating expenses:
Selling, general, and administrative expenses	97,143	32.9%	97,166	33.1%	(23)
Loss from operations	(1,133)	(0.4%)	(3,217)	(1.1%)	2,084
Other losses	-	0.0%	-	0.0%	-
Interest expense	3,305	1.1%	3,769	1.3%	(464)
Loss before income taxes	(4,438)	(1.5%)	(6,986)	(2.4%)	2,548
Income tax (benefit) expense	(11)	0.0%	97	0.0%	(108)
Net loss	$(4,427)	(1.5%)	$(7,083)	(2.4%)	$2,656

Loss per share
Basic	$(0.11)		$(0.18)		$0.07
Diluted	$(0.11)		$(0.18)		$0.07

Weighted average shares outstanding
Basic	39,044		38,376		668
Diluted	39,044		38,376		668

For the Twenty-Six Weeks Ended

	August 1, 2026	% of net sales	August 2, 2025	% of net sales	YOY Variance
Net sales	$551,661	100.0%	$543,002	100.0%	$8,659
Cost of goods sold	379,868	68.9%	373,410	68.8%	6,458
Gross profit	171,793	31.1%	169,592	31.2%	2,201

Operating expenses:
Selling, general and administrative expenses	191,028	34.6%	192,422	35.4%	(1,394)
Loss from operations	(19,235)	(3.5%)	(22,830)	(4.2%)	3,595
Other losses	77	0.0%	76	0.0%	1
Interest expense	5,930	1.1%	6,664	1.2%	(734)
Loss before income taxes	(25,242)	(4.6%)	(29,570)	(5.4%)	4,328
Income tax expense (benefit)	1,033	0.2%	(1,233)	(0.2%)	2,266
Net loss	$(26,275)	(4.8%)	$(28,337)	(5.2%)	$2,062

Loss per share
Basic	$(0.68)		$(0.74)		$0.06
Diluted	$(0.68)		$(0.74)		$0.06

Weighted average shares outstanding
Basic	38,904		38,260		644
Diluted	38,904		38,260		644

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	August 1,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$1,977	$1,659
Accounts receivable, net	2,665	4,390
Merchandise inventories	398,973	312,858
Prepaid expenses and other	20,683	18,834
Total current assets	424,298	337,741
Operating lease right of use asset	285,016	288,590
Finance lease right of use asset	1,318	1,215
Property and equipment, net	123,791	133,329
Goodwill	1,496	1,496
Definite lived intangibles, net	183	211
Total assets	$836,102	$762,582

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,400	$44,933
Accrued expenses	110,518	102,450
Income taxes payable	467	64
Operating lease liability, current	55,492	53,763
Finance lease liability	367	295
Revolving line of credit	125,118	47,524
Total current liabilities	363,362	249,029
Long-term liabilities:
Deferred income taxes	351	—
Term loan, net	43,909	44,165
Operating lease liability, noncurrent	263,753	279,933
Finance lease liability, noncurrent	936	895
Total long-term liabilities	308,949	324,993
Total liabilities	672,311	574,022

Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value; 100,000 shares authorized; 39,120 and 38,641 shares issued and outstanding, respectively	391	386
Additional paid-in capital	90,412	88,911
Accumulated earnings	72,988	99,263
Total stockholders’ equity	163,791	188,560
Total liabilities and stockholders’ equity	$836,102	$762,582

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Twenty-Six Weeks Ended
	August 1,	August 2,
	2026	2025
Cash flows from operating activities:
Net loss	$(26,275)	$(28,337)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	17,193	19,765
Amortization of discount on debt and deferred financing fees	370	285
Amortization of definite lived intangible	28	17
Loss on asset dispositions	69	64
Deferred income taxes	351	(946)
Stock-based compensation	1,741	1,620
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	1,728	(257)
Operating lease assets and liabilities	(10,981)	(2,320)
Merchandise inventories	(86,115)	(101,541)
Prepaid expenses and other	(467)	(1,612)
Accounts payable	26,437	24,261
Accrued expenses	8,076	2,167
Income taxes payable	403	35
Net cash used in operating activities	(67,442)	(86,799)
Cash flows from investing activities:
Purchase of property and equipment	(7,704)	(11,180)
Proceeds from sale of property and equipment	8	11
Net cash used in investing activities	(7,696)	(11,169)
Cash flows from financing activities:
Net borrowings on line of credit	77,594	76,561
Borrowings on term loan	—	20,000
(Decrease) increase in book overdraft	(9)	903
Proceeds from issuance of common stock per employee stock purchase plan	67	97
Payment of finance leases	113	—
Payment of withholdings on restricted stock units	(302)	(196)
Payment of deferred financing costs and discount on term loan	(2,007)	(425)
Net cash provided by financing activities	75,456	96,940
Net change in cash and cash equivalents	318	(1,028)
Cash and cash equivalents at beginning of period	1,659	2,832
Cash and cash equivalents at end of period	$1,977	$1,804

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliations of (i) GAAP net loss to adjusted net loss and (ii) GAAP diluted loss per share to adjusted diluted loss per share:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Numerator:
Net loss	$(4,427)	$(7,083)	$(26,275)	$(28,337)
Valuation allowance (1)	1,099	1,843	7,344	7,489
Management transition costs (2)	-	500	368	500
Executive retention (3)	275	-	550	-
Legal accrual (4)	-	283	-	283
Less tax benefit	(69)	(196)	(230)	(196)
Adjusted net loss	$(3,122)	$(4,653)	$(18,243)	$(20,261)

Denominator:
Diluted weighted average shares outstanding	39,044	38,376	38,904	38,260

Reconciliation of loss per share:
Diluted loss per share:	$(0.11)	$(0.18)	$(0.68)	$(0.74)
Impact of adjustments to numerator and denominator	0.03	0.06	0.21	0.21
Adjusted diluted loss per share:	$(0.08)	$(0.12)	$(0.47)	$(0.53)

(1) Represents estimated tax benefit had the company not been in a deferred tax asset valuation allowance position.
(2) Represents expenses incurred relating to the departure and the recruitment of key members of our management team.
(3) An executive retention bonus implemented to maintain leadership continuity and organizational stability throughout the turnaround process.
(4) Represents an accrual for a legal settlement and related fees and expense.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliation of GAAP net loss to adjusted EBITDA for the periods presented:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net loss	$(4,427)	$(7,083)	$(26,275)	$(28,337)
Interest expense	3,305	3,769	5,930	6,664
Income tax expense (benefit)	(11)	97	1,033	(1,233)
Depreciation and amortization	8,589	9,922	17,221	19,782
Stock-based compensation expense (1)	962	827	1,741	1,620
Management transition costs (2)	-	500	368	500
Executive retention (3)	275	-	550	-
Legal accrual (4)	-	283	-	283
Adjusted EBITDA	$8,693	$8,315	$568	$(721)

(1) Represents non-cash expenses related to equity instruments granted to employees under our equity incentive plan and employee stock purchase plan.
(2) Represents expenses incurred relating to the departure and the recruitment of key members of our management team.
(3) Represents an executive retention bonus implemented to maintain leadership continuity and organizational stability throughout the turnaround process.
(4) Represents an accrual for a legal settlement and related fees and expenses.